UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Evelo Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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Evelo Biosciences, Inc.
620 Memorial Drive
Cambridge, MA 02139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2022

NOTICE HEREBY IS GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of Evelo Biosciences, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 9, 2022 at 3:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EVLO2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting – How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.    to elect Jose-Carlos Gutiérrez-Ramos, Ph.D., Iain B. McInnes, M.B.Ch.B., Ph.D., and Theodose Melas-Kyriazi, as Class I directors to hold office until the Company's annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.    to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.    to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on April 12, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to dchar@evelobio.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice Regarding the Availability of Proxy Materials that you received, on your proxy card or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Whether or not you plan to attend the Annual Meeting online, please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary

Cambridge, Massachusetts
April 26, 2022

This Notice of Annual Meeting of Stockholders and Proxy Statement are being first distributed or made available, as the case may be, on or about April 26, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

i

Evelo Biosciences, Inc.
620 Memorial Drive
Cambridge, MA 02139

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2022

This proxy statement (the "Proxy Statement") and our annual report for the fiscal year ended December 31, 2021 (the "Annual Report" and, together with the Proxy Statement, the "proxy materials") are being furnished by and on behalf of the Board of Directors (the "Board of Directors" or "Board") of Evelo Biosciences, Inc., a Delaware corporation (the "Company", "Evelo", "we," "us" or "our") in connection with our 2022 annual meeting of stockholders (the "Annual Meeting"). The Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 26, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 9, 2022 at 3:00 p.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EVLO2022 and entering your 16-digit control number included in the Notice Regarding the Availability of Proxy Materials (the “Notice and Access Card”) that you received, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on April 12, 2022 (the “Record Date”).

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders, enabling increased stockholder attendance and participation because stockholders can participate from any location around the world. Additionally, in light of the ongoing COVID-19 pandemic, we believe a virtual format significantly contributes to our efforts to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/EVLO2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions below.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. In addition to reducing our costs and potentially increasing stockholder access to such documentation, we believe that the reduced printing and production loads will have positive environmental impact, including by lessening waste and conserving energy and other natural resources.

Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope. Please also review the section below entitled "Householding of Proxy Materials", for additional information about other ways to limit or, alternatively, to facilitate, your household's receipt of multiple sets of proxy materials.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 53,654,933 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date. The meeting webcast will begin promptly at 3:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 2:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

What is the difference between being a "record holder" and holding shares in "street name"?

A record holder (also called a "registered holder") holds shares in his or her name. Shares held in "street name" means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in "street name"?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of such shares held in "street name." The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, including by remote communication, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are "broker non-votes"?

A "broker non-vote" occurs when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, including by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares prior to the Annual Meeting or if I do not plan on attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically.

Stockholders of Record. If you are a stockholder of record, there are three ways to vote by proxy:

•by Telephone - You can vote by telephone by calling 800-690-6903 and following the instructions on the proxy card;
•by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or
•by Mail - You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time on June 8, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting via live audio webcast. Any stockholder can attend the Annual Meeting online at www.virtualshareholdermeeting.com/EVLO2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, then you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/EVLO2022.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/EVLO2022 on the day of the Annual Meeting.
•Webcast starts at 3:00 p.m. Eastern Time.
•You will need your 16-Digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•Webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/EVLO2022 for 30 days following the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

What if during the check-in time or during the Annual Meeting, I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•FOR the nominees to the Board set forth in this Proxy Statement (Proposal 1).
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of "Withhold" or "Abstain" Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I directors.	"FOR ALL" "WITHHOLD ALL" "FOR ALL EXCEPT"	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	"FOR" "AGAINST" "ABSTAIN"	None(2)	Yes(4)
(1)    Votes that are "withheld" will have the same effect as an abstention and will not count as a vote "FOR" or "AGAINST" a director, because directors are elected by plurality voting. A vote marked as “withhold” will, therefore, not affect the outcome of this proposal.
(2)    A vote marked as an "Abstention" is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)    As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)    As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect any broker non-votes on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our most recent Annual Report on Form 10-K as updated by our subsequent public disclosures;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.

Who will count the votes?

Representatives of Broadridge Investor Communication Solutions, Inc. ("Broadridge") will tabulate the votes and act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•sending a written statement to that effect to the attention of Secretary at our corporate offices or by electronic mail at dchar@evelobio.com, provided such statement is received no later than June 8, 2022;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time on June 8, 2022;
•submitting a properly signed proxy card with a later date that is received no later than June 8, 2022; or
•attending the Annual Meeting, revoking your proxy and voting during the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy during the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K ("Form 8-K") that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Jessica Cotrone at (978) 760-5622. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. We currently have eleven directors serving on the Board; however, as previously announced, David P. Perry will not stand for re-election to our Board of Directors at the Annual Meeting on June 9, 2022. Mr. Perry’s decision is a result of his desire to spend more time attending to his other professional responsibilities.

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board of Directors, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board of Directors will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board of Directors to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

    Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2022 Annual Meeting	Class II Director - Current Term Ending at 2023 Annual Meeting	Class III Director - Current Term Ending at 2024 Annual Meeting
Jose-Carlos Gutiérrez-Ramos, Ph.D.	Juan Andres	David R. Epstein
Iain B. McInnes, M.B.Ch.B., Ph.D.	Lord Ara Darzi	Balkrishan (Simba) Gill, Ph.D.
Theodose Melas-Kyriazi	Julie H. McHugh	John A. Hohneker, M.D.
David P. Perry*		Tonya Williams
* Mr. Perry will not stand for re-election to our Board of Directors at the Annual meeting on June 9, 2022.

Nominees for Director

Dr. Jose-Carlos Gutiérrez-Ramos, Dr. Iain B. McInnes, and Mr. Theodose Melas-Kyriazi have been nominated by the Board of Directors to stand for election. As the directors assigned to Class I, Dr. Gutiérrez-Ramos, Dr. McInnes and Mr. Melas-Kyriazi’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Dr. Gutiérrez-Ramos, Dr. McInnes and Mr. Melas-Kyriazi will each serve for a term expiring at the annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board of Directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Current and Continuing Directors

The following pages contain certain biographical information as of April 26, 2022 for each nominee for director and, other than Mr. Perry, each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring at the 2025 Annual Meeting of Stockholders

Class I Directors	Age	Director Since	Current Position at Evelo
Jose-Carlos Gutiérrez-Ramos, Ph.D.	59	April 2022*	Director
Iain B. McInnes, M.B.Ch.B., Ph.D.	57	September 2021	Director
Theodose Melas-Kyriazi	62	February 2017	Director
* Dr. Gutiérrez-Ramos previously served on our Board of Directors from June 2019 to February 2020.

Jose-Carlos Gutiérrez-Ramos, Ph.D. has served as a member of our Board of Directors since April 2022, and previously served on our Board of Directors from June 2019 to February 2020. He resigned from our Board of Directors in February 2020, following his appointment as Global Head of Global Drug Discovery at AbbVie, Inc. (“AbbVie”), to avoid the potential for a conflict of interest arising from similarities in the Company's and Abbvie’s pipelines and focus. Since January 2021, Dr. Gutiérrez-Ramos has served as the Chief Science Officer at Danaher Corporation, a science and technology company. Prior to that, Dr. Gutiérrez‑Ramos was the Global Head of Global Drug Discovery at AbbVie, a biopharmaceutical company, from February 2020 to January 2021. From June 2018 to February 2020, he was the Chief Executive Officer and President of Repertoire Immune Medicine Inc., a biotechnology company. From 2015 to May 2018, Dr. Gutiérrez-Ramos served as Chief Executive Officer and President of Synlogic, Inc., a biotechnology company. Earlier in his career, Dr. Gutiérrez‑Ramos held executive research and development positions at Pfizer Inc., GlaxoSmithKline plc, and Takeda Pharmaceutical Company Limited, all pharmaceutical companies. Dr. Gutiérrez‑Ramos has served on the board of directors of Bicycle Therapeutics plc since March 2021, and previously served on the board of directors of Momenta Pharmaceuticals, Inc. from March 2016 to October 2020, both life sciences companies. Dr. Gutiérrez‑Ramos received a Ph.D. in immunochemistry from the Universidad Autonoma de Madrid. We believe Dr. Gutiérrez-Ramos' executive experience at pharmaceutical and biotechnology companies qualifies him to serve on our Board of Directors.

Iain B. McInnes, M.B.Ch.B., Ph.D. has served as a member of our Board of Directors since September 2021. Since October 2020, Dr. McInnes has served as Vice Principal and Head of the College of Medical, Veterinary and Life Sciences at the University of Glasgow. From 2010 to October 2020, Dr. McInnes was Director of Institute of Infection, Immunity & Inflammation at the University of Glasgow. Prior to 2010, Dr. McInnes held various academic posts. In addition, Dr. McInnes is the past President of the European Alliance of Associations for Rheumatology (EULAR), a Fellow of the Royal Society of Edinburgh, a Fellow of the Academy of Medical Sciences, and currently serves as the Chair of the Steering Committee for the Cytokine Signaling Forum. Dr. McInnes was awarded a Commander of the Most Excellent Order of the British Empire (CBE) for services to medicine by Her Majesty the Queen in 2019. Dr. McInnes received a B.Sc. (Immunology) with First Class Honors, a M.B.Ch.B. with Honors, and a Ph.D., in each case from the University of Glasgow. We believe Dr. McInnes' extensive professional and academic experience in the health care field qualifies him to serve on our Board of Directors.

Theodose Melas-Kyriazi has served as a member of our Board of Directors since February 2017. Since April 2022, Mr. Melas-Kyriazi has served as an Advisor Partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies; from April 2019 to March 2022, he served as an Executive Partner at Flagship Pioneering. Mr. Melas-Kyriazi also has served as Chief Financial Officer of Levitronix Technologies Inc. and its predecessor companies since 2006. Levitronix Technologies manufactures and sells magnetically levitated pumps primarily to microelectronics and life sciences customers. From 1986 to 2004, Mr. Melas-Kyriazi served in a variety of management roles at Thermo Fisher Scientific, a laboratory instrument manufacturing company, including as Chief Financial Officer. Mr. Melas-Kyriazi has served on the boards of directors of Kaleido Biosciences, Inc. since July 2019 and Codiak Biosciences, Inc. since November 2019, both biotechnology companies. Mr. Melas-Kyriazi received his M.B.A. from Harvard Business School. We believe Mr. Melas-Kyriazi's extensive financial and business experience in life sciences companies qualifies him to serve on our Board of Directors.

Class I Directors Whose Terms Expire at the 2022 Annual Meeting of Stockholders Not Standing for Re-election

Class I Directors	Age	Director Since	Current Position at Evelo
David P. Perry*	54	June 2016	Director
* Mr. Perry will not stand for re-election to our Board of Directors at the Annual Meeting on June 9, 2022.

David P. Perry has served as a member of our Board of Directors since June 2016. Mr. Perry has served as Executive Chairman and Co-founder of Better Therapeutics, Inc. since April 2015. Better Therapeutics has created a platform for the development of prescription digital therapeutics for the treatment of diabetes, heart disease and other cardiometabolic conditions. From January 2015 to September 2020, Mr. Perry served as Chief Executive Officer, President and a director of Indigo Agriculture, Inc., an agricultural technology company that works with plant microbes. From March 2002 to March 2014, Mr. Perry served as a director and Chief Executive Officer of Anacor Pharmaceuticals, Inc., a pharmaceutical company. Mr. Perry received his M.B.A. from Harvard Business School. We believe Mr. Perry’s extensive business experience in the biotechnology and biopharmaceutical industries qualifies him to serve on our Board of Directors.

Class II Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at Evelo
Juan Andres	57	December 2019	Director
Lord Ara Darzi	61	February 2018	Director*
Julie H. McHugh	57	April 2021	Director
* Lord Darzi will assume the role of Chair of the Board of Directors effective July 1, 2022.

Juan Andres has served as a member of our Board of Directors since December 2019. Mr. Andres has served as Chief Technical Operations and Quality Officer at Moderna, Inc., a biotechnology company, since August 2017. From January 2015 to June 2017, he was Global Head of Technical Operations at Novartis AG, a pharmaceutical company. From August 2005 to January 2015, Mr. Andres held roles of increasing responsibility at Novartis, including Group Quality Head, Global Head of Technical Research and Development, and Global Pharmaceutical Operations Head. Mr. Andres has served on the board of directors at Avantor, Inc., a chemicals and materials company, since November 2019. Mr. Andres holds a master’s degree in Pharmacy from Alcala de Henares University in Madrid, Spain and completed an advanced development program at London Business School. We believe Mr. Andres’ extensive technical operations experience in the biotechnology and biopharmaceutical industries qualifies him to serve on our Board of Directors.

Professor the Lord Ara Darzi of Denham, OM, KBE, PC, FRS has served as a member of our Board of Directors since February 2018. Lord Darzi has served as the Paul Hamlyn Chair of Surgery and Director of the Hamlyn Centre at Imperial College London since October 2005, Chair of the Accelerated Access Collaborative at the National Health Service England since July 2018, Non-Executive Director of NHS Improvement at the National Health Service England since 2015, and Director of the Institute of Global Health Innovation at Imperial College London since 2010. Lord Darzi has served as Chair of Pioneering Health Security at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies, since January 2021. From 2007 to 2009, Lord Darzi served as Parliamentary Under-Secretary of State for Health in the United Kingdom. Lord Darzi received his medical degree from Trinity College and is a Fellow of the Royal Society. We believe Lord Darzi’s extensive business experience in the biotechnology and health care industries qualifies him to serve on our Board of Directors.

Julie H. McHugh has served as a member of our Board of Directors since April 2021. From March 2010 to May 2013, Ms. McHugh was Chief Operating Officer of Endo Health Solutions, Inc., a pharmaceutical company. From January 2009 to September 2009, she served as the Chief Executive Officer of Nora Therapeutics, Inc., a biopharmaceutical company. Before that, Ms. McHugh was Company Group Chairman for the worldwide virology business unit of Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods company, and served as President of Centocor, Inc., a subsidiary of Johnson & Johnson. Ms. McHugh has served as the Chair of the board of directors of Ironwood Pharmaceuticals, Inc., a biopharmaceutical company, since April 2019 and on its board of directors since February 2014. She has also served on the board of directors of Aerie Pharmaceuticals, a pharmaceutical company, since May 2015, and of Lantheus Medical Imaging Inc., a diagnostic imaging agent and product company, since February 2017. From September 2014 to April 2021, she served as a director of Trevena, Inc., a biopharmaceutical company. Ms. McHugh received a B.S. in finance from Pennsylvania State

University and an M.B.A. from Saint Joseph’s University. We believe Ms. McHugh’s extensive business experience in the biotechnology and pharmaceutical industries qualifies her to serve on our Board of Directors.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position at Evelo
David R. Epstein	60	March 2017	Chair of the Board*
Balkrishan (Simba) Gill, Ph.D.	58	September 2015	Chief Executive Officer, President and Director
John A. Hohneker, M.D.	62	January 2021	Director
Tonya Williams	48	April 2022	Director
* Mr. Epstein will step down from the role of Chair of the Board of Directors on June 30, 2022 and thereafter remain as a member of the Board of Directors.

David R. Epstein has served as a member of our Board of Directors since March 2017 and as the Chair of our Board of Directors since September 2019. Mr. Epstein has served as an Executive Partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies, since January 2017. From January 2010 to July 2016, Mr. Epstein served as Chief Executive Officer of Novartis Pharmaceuticals, a Division of Novartis AG, a pharmaceutical company. Mr. Epstein has served as the Chairman of the boards of directors of Rubius Therapeutics, Inc. since January 2017 and Axcella Health, Inc. since December 2017, both biopharmaceutical companies. Mr. Epstein has also served on the boards of directors of OPY Acquisition Corp. I since October 2021 and Dynamics Special Purpose Corp. since March 2021, both special purpose acquisition companies. From January 2016 to January 2021, he served as a director at International Flavors & Fragrances, Inc., a company that creates and manufactures food, beverage, health & biosciences, scent and pharma solutions and complementary adjacent products. Mr. Epstein received his M.B.A. from Columbia University Graduate School of Business and his B.S. in Pharmacy from Rutgers University. We believe Mr. Epstein’s extensive business experience in the biotechnology and biopharmaceutical industries qualifies him to serve on our Board of Directors.

Balkrishan (Simba) Gill, Ph.D. has served as our Chief Executive Officer, President and a member of our Board of Directors since September 2015. Dr. Gill has also served as a Venture Partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and grows first-in-category life sciences companies, since 2015. From 2006 to 2015, Dr. Gill served as President and Chief Executive Officer of moksha8 Pharmaceuticals, Inc., a pharmaceutical company. Since 2017, Dr. Gill has served as a director of Foghorn Therapeutics, Inc., a biotechnology company. From 2016 to 2019, Dr. Gill served as a director at Realm Therapeutics PLC, a biopharmaceutical company. Dr. Gill received his Ph.D. from King’s College, London and his M.B.A. from INSEAD. We believe Dr. Gill’s knowledge and experience in the venture capital and pharmaceutical industries qualify him to serve on our Board of Directors.

John A. Hohneker, M.D. has served as a member of our Board of Directors since January 2021. Dr. Hohneker served as Chief Executive Officer of Anokion SA, a biotechnology company, from January 2018 to February 2021. Prior to joining Anokion SA, Dr. Hohneker was head of Research and Development at FORMA Therapeutics Inc., a biotechnology company, from August 2015 to January 2018. From 2001 to 2015, Dr. Hohneker held roles of increasing responsibility at Novartis AG, a pharmaceutical company, most recently as Senior Vice President and Global Head of Development, Immunology and Dermatology. Prior to joining Novartis, he held positions of increasing responsibility at Glaxo Wellcome and its legacy company, Burroughs Wellcome, both pharmaceutical companies. Dr. Hohneker has served on the Board of Directors of Aravive, Inc. since May 2021, Humanigen, Inc. since October 2021, and Curis, Inc. since December 2021, all biotechnology companies. From January 2017 to November 2017, he also served as a director of Dimension Therapeutics, Inc., a biotechnology company, until its acquisition by Ultragenyx, Inc. Dr. Hohneker received his B.A. from Gettysburg College and his M.D. from Rutgers Robert Wood Johnson Medical School. We believe Dr. Hohneker’s extensive business experience in the biotechnology and biopharmaceutical industries qualifies him to serve on our Board of Directors.

Tonya Williams has served as a member of our Board of Directors since April 2022. Since January 2019, Ms. Williams has served as Head of External Affairs and Corporate Responsibility at SoftBank Group International, an investment management and financial services firm. Ms. Williams is also currently an Adjunct Professor at the University of Pennsylvania and an advisor to Hangar Management LLC, a public sector investment firm. From December 2016 to April 2018, Ms. Williams was Vice President for Policy, Communications and Knowledge Analytics at the W.K. Kellogg Foundation. From 2011 to 2016, Ms. Williams worked in the U.S. White House as Director of Legislative Affairs for then-Vice President Joe Biden. Before that, Ms. Williams served as Chief of Staff to Congressman G.K. Butterfield in the U.S. House of Representatives from 2008 to 2011, and as Vice President of Intellectual Property Policy for North & South America at GlaxoSmithKline plc from 2007 to 2008. Ms. Williams also served as General Counsel to the President Pro Tempore of the North Carolina Senate from 2002 to 2007. Ms. Williams received a J.D. from the University of North Carolina School of Law and a B.A. in political science from the University of North Carolina at Chapel Hill. We believe Ms. Williams' extensive experience in government affairs, corporate responsibility and communications qualifies her to serve on our Board of Directors.

Board Diversity

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board of Director’s self-identified gender and racial characteristics and LGBTQ+ status, as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (As of April 26, 2022)

Total Number of Directors - 11

	Female	Male	Non-Binary	Did not Disclose Gender
Directors	2	9	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Dr. Gutiérrez-Ramos, Dr. McInnes and Mr. Melas-Kyriazi as a Class I director to hold office until the 2025 Annual Meeting and until his respective successor has been duly elected and qualified.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP ("Ernst & Young") has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Ernst & Young to serve as our independent registered public accounting firm for the year ending December 31, 2022.

Although ratification is not required by our By-laws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board of Directors and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young for the fiscal years ended December 31, 2021 and 2020:

	Fiscal Year 2021	Fiscal Year 2020
Audit Fees(1)	$682,800	$619,600
Audit-related fees(2)	$123,500	$47,000
Tax fees(3)	$—	$—
All other fees	$960	$2,000
Total Fees	$807,260	$668,600

(1)    Audit fees in 2021 consisted of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company's follow-on and at-the-market public offerings, including registration statements, comfort letters and consents. Audit fees in 2020 consisted of fees for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with the Company's follow-on and at-the-market public offerings, including registration statements, comfort letters and consents.
(2)    Audit-related fees consisted of fees for accounting consultations reasonably related to the performance of audits or reviews of our financial statements.
(3)    Tax fees are related to tax compliance and advisory fees.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable rules of the SEC.

The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i)

explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.

On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.

The above-described services provided to us by Ernst & Young were provided in accordance with such policies.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee Report

The report of the audit committee is not "soliciting material", is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors and is independent from management. Management has responsibility for the preparation of the Company's financial statements, for maintaining effective internal control over financial reporting, and for maintaining an appropriate reporting process. In fulfilling its oversight responsibilities, the committee reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021 and discussed these consolidated financial statements with management and Ernst & Young, the Company’s independent registered public accounting firm. The audit committee also received from, and discussed with, Ernst & Young various communications that such independent registered public accounting firm is required to provide to the audit committee, including those matters required by the Public Company Accounting Oversight Board ("PCAOB") and the SEC.

Ernst & Young also provided the audit committee with a formal written statement required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the audit committee concerning independence. In addition, the audit committee discussed with Ernst & Young its independence from Evelo. The audit committee also considered whether Ernst & Young’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm as outlined above, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Evelo Biosciences, Inc. Audit Committee
Theodose Melas-Kyriazi (Chair)
Lord Ara Darzi
Julie McHugh

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 26, 2022. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)	In Current Position Since
Balkrishan (Simba) Gill, Ph.D.	58	Chief Executive Officer, President and Director	2015
Mark Bodmer, Ph.D.	67	Chief Scientific Officer and President of Research and Development	2016
Daniel S. Char	61	General Counsel and Secretary	2018
Duncan McHale, M.B.B.S., Ph.D.	55	Chief Medical Officer	2018
Mark D. Plinio	55	Chief Commercial Officer	2021
Luca Scavo	55	Chief Financial Officer, Senior Vice President and Treasurer	2021
Jonathan Zung, Ph.D.	57	Chief Development Officer	2021

See page 10 of this Proxy Statement for Dr. Gill's biography

Mark Bodmer, Ph.D. has served as our Chief Scientific Officer and President of Research and Development since April 2016. From January 2012 to April 2016, Dr. Bodmer served as Vice President of New Medicines Therapeutics at UCB S.A., a biopharmaceutical company. Prior to that, Dr. Bodmer served as Senior Vice President of Immunoinflammation at GlaxoSmithKline plc, a pharmaceutical company. From April 2015 to April 2016, Dr. Bodmer served on the board of directors of BioIndustry Association, a biotechnology trade association. Dr. Bodmer received his Ph.D. from Cambridge University.

Daniel S. Char has served as our General Counsel since October 2018 and our Secretary since December 2018. Mr. Char was Associate General Counsel - Commercial of Smith & Nephew, a medical technology and biopharmaceutical company, from November 2009 to March 2018. In this role, he led a global team of legal counsel responsible for advising and supporting sales, marketing, medical affairs, manufacturing, quality, regulatory, logistics and international trade functions. From March 2008 to March 2009, Mr. Char was General Counsel and Secretary of Targanta Therapeutics, a biopharmaceutical company developing novel antibiotics. Mr. Char received his J.D. from Harvard Law School.

Duncan McHale, M.B.B.S., Ph.D. has served as our Chief Medical Officer since February 2018. Dr. McHale has also served as director and co-founder at Weatherden Ltd., a clinical development consultancy firm, since April 2017. From September 2011 to May 2017, Dr. McHale served as Head of Global Exploratory Development at UCB S.A., a biopharmaceutical company. Prior to that, Dr. McHale served as Head of Translational Sciences at AstraZeneca, a pharmaceutical company. Dr. McHale received his M.B.B.S. from Newcastle University and his Ph.D. in clinical genetics from the University of Leeds.

Mark D. Plinio has served as our Chief Commercial Officer since June 2021. From February 2017 to June 2021, Mr. Plinio served in executive roles at Ironwood Pharmaceuticals, Inc., a pharmaceutical company, including as Chief Commercial Officer and Senior Vice President, Marketing and Sales beginning in April 2019. In this role, he was responsible for leading and managing the development and execution of U.S. and global commercial strategic plans designed to advance the gastroenterology (GI) focused business, including with respect to: marketing, sales, analytics, operations, market access, new product planning, and lifecycle management. Prior to that, from February 1999 to February 2017, Mr. Plinio held roles of increasing responsibility at Novartis Pharmaceuticals Corp., a pharmaceutical company, in legal, marketing and sales functions, including serving as Head of Dermatology and Rheumatology Marketing, Cosentyx®. Earlier in his career, Mr. Plinio worked as an associate attorney at Skadden, Arps, Slate, Meagher & Flom, LLP and at Mudge, Rose, Guthrie, Alexander & Ferdon, LLP, both law firms. Mr. Plinio holds his J.D. from Seton Hall University School of Law.

Luca Scavo has served as our Chief Financial Officer, Senior Vice President and Treasurer since June 2021. From August 2019 to May 2021, Mr. Scavo was the Senior Vice President and Chief Financial Officer of Roche Diagnostics North America, a pharmaceutical company. In this role, he was responsible for financial strategy and planning, business controlling, credit and collection functions, supply management, order fulfillment, contracting and pricing. Prior to that, Mr. Scavo held other roles of increasing responsibility across the global Roche organization, first from January 1997 to February 2005, and then again from July 2007 to August 2019, including at Roche’s offices in Graz Austria, Nutley New Jersey, and Basel

Switzerland. Mr. Scavo also served as Chief Financial Officer at AstraZeneca Spain, a pharmaceutical company, from March 2005 to June 2007. Mr. Scavo holds his M.B.A. from the Instituto de Empresa (Madrid-Spain).

Jonathan Zung, Ph.D. has served as our Chief Development Officer since January 2021. Dr. Zung served as President of Sponsor and CRO Programs at WIRB-Copernicus Group, Inc., a clinical services provider, from June 2018 to December 2020. In this role, he was responsible for developing and implementing strategies to grow services provided to clinical trial sponsors and contract research organizations. From April 2016 to April 2018, Dr. Zung served as Group President for Clinical Development and Commercialization Services at Covance, Inc., a contract research organization, where he led the clinical development and commercialization services organization and oversaw the conduct of clinical trials (phase 1 through phase 4). Prior to that, from April 2014 to April 2016, he served as Vice President and Head of Global Clinical Sciences & Operations at UCB S.A., a biopharmaceutical company. Dr. Zung served on the board of directors of the Clinical Data Interchange Standards Consortium, a standards developing organization relating to medical research data, from 2015 through 2021. Dr. Zung received his Ph.D. in analytical chemistry from Emory University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance - Governance Documents” section of the “Investors” page of our website located at www.evelobio.com, or by writing to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139. Among the topics addressed in our Corporate Governance Guidelines are:

- Board size, independence and qualifications
- Executive sessions of independent directors
- Board leadership structure
- Selection of new directors
- Director orientation and continuing education
- Limits on board service
- Change of principal occupation
- Term limits
- Director responsibilities
- Director compensation	- Stock ownership
- Board access to senior management
- Board access to independent advisors
- Board self-evaluations
- Board meetings
- Meeting attendance by directors and non-directors
- Meeting materials
- Board committees, responsibilities and independence
- Succession planning
- Risk management

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on these guidelines to provide such framework. Among other things, the guidelines help to ensure that our Board of Directors is independent from management and adequately performs its oversight functions, and that the interests of our Board of Directors and management align with the interests of our stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chair of the Board of Directors is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines allow for the appointment by the independent directors of a lead independent director. The lead independent director’s responsibilities include, but are not limited to: presiding over all meetings of the Board of Directors at which the Chair of the Board of Directors is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board of Directors qualifies as independent, the Chair of the Board will serve as lead independent director.

The positions of our Chair of the Board and our Chief Executive Officer and President currently are served by two separate persons. Mr. Epstein, who does not qualify as independent, currently serves as the Chair of our Board of Directors, and Dr. Gill currently serves as our Chief Executive Officer and President. Mr. Epstein will step down from the role of Chair of the Board of Directors on June 30, 2022 and thereafter remain as a member of the Board of Directors. Lord Darzi, who the Board has determined qualifies as independent, will assume the role of Chair of the Board of Directors effective July 1, 2022.

The Board of Directors believes our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide the overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board of Directors meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board of Directors will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Director Independence

Under our Corporate Governance Guidelines and the Nasdaq Stock Market listing rules (the "Nasdaq rules"), a director is not independent unless the Board of Directors affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq rules require that none of the per se bars for a director to qualify as independent are implicated. Furthermore, under the Nasdaq rules, a majority of a listed company's board of directors must be comprised of independent directors. The Nasdaq rules also require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees be independent, and that audit and compensation committee members satisfy the additional independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended.

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mr. Andres, Lord Darzi, Dr. Gutiérrez-Ramos, Dr. Hohneker, Ms. McHugh, Dr. McInnes, Mr. Melas-Kyriazi, Mr. Perry and Ms. Williams, representing nine of our eleven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Our Board of Directors had determined that Nancy A. Simonian, M.D., qualified as independent during the period that she served on our Board of Directors until her departure on June 10, 2021. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders, including, as to Lord Darzi and Mr. Melas-Kyriazi, their relationships to, and our transactions with, Flagship Pioneering and its affiliates. Our Board of Directors also considered that Ms. McHugh previously provided consulting services to the Company and received compensation in an aggregate amount of less than $120,000.

Board Committees

Our Board of Directors has established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Each of the audit committee, the compensation committee, the nominating and corporate governance committee and the science and technology committee operates pursuant to a written charter.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Science and Technology Committee
Balkrishan (Simba) Gill	—	—	—	—
Juan Andres	—	X	—	X
Lord Ara Darzi	X	—	—	X
David R. Epstein	—	—	—	X
Jose-Carlos Gutiérrez-Ramos, Ph.D.	—	—	—	X
John A. Hohneker, M.D.	—	—	X	X
Julie H. McHugh	X	Chair	—	—
Iain B. McInnes, M.B.Ch.B., Ph.D.	—	—	—	Chair
Theodose Melas-Kyriazi	Chair	—	X	—
David P. Perry*	—	X	Chair	—
Tonya Williams	—	X	—	—
*Mr. Perry will not stand for re-election to our Board of Directors at the Annual Meeting and will be stepping down effective June 9, 2022.

Audit Committee
Our audit committee is responsible for, among other things:

•appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Business Conduct and Ethics;
•reviewing and discussing with management and our registered public accounting firm our reports on internal control;
•discussing our risk management policies;
•meeting independently with our internal auditing staff, if any, registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters and, more generally, suspected violations of our Code of Business Conduct and Ethics; and
•preparing the audit committee report required by SEC rules.

Our audit committee currently consists of Lord Darzi, Ms. McHugh and Mr. Melas-Kyriazi, with Mr. Melas-Kyriazi serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s heightened standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), applicable to audit committee members, and that Mr. Melas-Kyriazi qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•reviewing and approving, or recommending for approval by our Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;
•overseeing and administering our cash and equity incentive plans;
•reviewing and making recommendations to our Board of Directors with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis”, to the extent required;
•reviewing with management our major compensation-related risk exposures and the steps management has taken, or should consider taking, to monitor or mitigate such exposures; and
•preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee currently consists of Dr. Hohneker, Mr. Melas-Kyriazi and Mr. Perry, with Mr. Perry serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s heightened standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

The compensation committee may delegate its authority under its charter to one or more subcommittee as it deems appropriate from time to time as further described in its charter. The compensation committee also may delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

Our Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of our executive officers other than himself. The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants

In accordance with its authority to retain consultants and advisors described above, the compensation committee has engaged Pay Governance LLC (“Pay Governance”) to provide executive and director compensation consulting services to the compensation committee. In 2021, Pay Governance provided services to the compensation committee, which included providing information and data on current trends and developments in executive and director compensation, analyzing benchmarking data and evaluating our peer group composition. In addition, during 2021, Pay Governance provided information to the compensation committee in connection with the compensation program for our non-executive employees and, at the request of management, Pay Governance provided information to management and the compensation committee regarding alternative approaches for the form and structure of our executive compensation programs as well as benchmarking information for companies not specifically identified as part of our peer group. The fees for services performed by Pay Governance in 2021 that were unrelated to determining or recommending the amount or form of executive and director compensation were, in each case and in the aggregate less than $120,000. The compensation committee evaluated whether any of the work performed by Pay Governance during 2021 raised any conflict of interest and determined that it did not.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•identifying individuals qualified to become members of our Board of Directors;
•recommending to our Board of Directors the persons to be nominated for election as directors and to each committee of the Board;
•developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;
•overseeing our environmental, social and governance (ESG) efforts and initiatives; and
•overseeing a periodic evaluation of our Board of Directors.

Our nominating and corporate governance committee currently consists of Mr. Andres, Ms. McHugh, Mr. Perry and Ms. Williams, with Ms. McHugh serving as chair. Our Board of Directors has determined that each member of our nominating and corporate governance committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.

Science and Technology Committee

Our science and technology committee is responsible for, among other things:

•periodically reviewing and advising our Board of Directors on our strategic direction and investment in research and development and technology;
•serving as a resource to our management team to provide advice, solve problems, and make key external introductions; and
•conferring with our Chief Scientific Officer, our Chief Medical Officer and our Head of Technical Operations on significant emerging trends and issues in science, technology and clinical development and considering the potential impact of such on us business.

Our science and technology committee currently consists of Mr. Andres, Lord Darzi, Mr. Epstein, Dr. Gutiérrez-Ramos, Dr. Hohneker and Dr. McInnes, with Dr. McInnes serving as chair.

Board of Directors and Committee Meetings and Attendance

During the year ended December 31, 2021, our Board of Directors met seven times, the audit committee met four times, the compensation committee met six times, the nominating and corporate governance committee met three times and the science and technology committee met once. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board of Directors and the committees on which he or she served as a member during the year ended December 31, 2021.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board of Directors, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of members of our Board of Directors at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Other than Mr. Andres,

Lord Darzi, Mr. Perry, and Ms. Simonian, all of our then-incumbent directors attended our annual meeting of stockholders held in 2021.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on our Board of Directors and its committees. In considering whether to recommend any particular candidate to serve on the Board of Directors or its committees or for inclusion in the Board’s slate of recommended director nominees for election at an annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals and recommendations from other incumbent members of the Board of Directors, management, stockholders or other sources, including third party recommendations as well as through business and other organizational networks and relationships. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors. For example, the nominating and corporate governance committee retained a search firm to identify candidates that met desired qualifications and, through that process, identified Tonya Williams, who the committee then recommended and the Board of Directors appointed to join our Board in April 2022. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board of Directors’ effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board of Directors evaluation process and other perceived needs of the Board of Directors. Dr. Gutiérrez‑Ramos and Dr. McInnes, two of our Class I Director nominees, were each recommended by our executive officers and by non-management members of our Board of Directors.

Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for re-election at the Annual Meeting. The voting agreement terminated by its terms in connection with the closing of our IPO, and none of our stockholders currently have any continuing rights regarding the election or designation of members of our Board of Directors.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board of Directors’ nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria and in the same manner as candidates identified by the nominating and corporate governance committee. Any recommendation submitted to us should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our By-laws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration by the nominating and corporate governance committee may do so by submitting the above information to the attention of our Secretary, Evelo Biosciences, Inc., 620 Memorial Drive, Cambridge, MA 02139. All recommendations for nominations received by our Secretary that satisfy our By-laws requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our By-laws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations”.

Director Succession Planning and Annual Evaluations

We refresh our Board of Directors, evaluate our Board of Directors' needs, and assess our Board of Directors' succession plans regularly. As of the Record Date, the average age of our directors was approximately 58 years, with our directors' ages ranging from 48 to 62 years of age. The average tenure of our directors was approximately 2.9 years, with five of our 11 directors having joined our Board of Directors since 2021. Our directors conduct periodic evaluations to assess the performance and effectiveness of the Board of Directors and its committees.

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the Board of Directors has overall responsibility for risk oversight, including business continuity risks, such as those relating to the COVID-19 pandemic, it is supported in this function by its audit committee, compensation committee, nominating and corporate governance committee, and science and technology committee. Each of the committees regularly reports to the Board of Directors.

The audit committee assists the Board of Directors in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board of Directors areas of risk and the appropriate mitigating factors. The compensation committee assists the Board of Directors by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Chair of the Board of Directors, succession planning discussions. The nominating and corporate governance committee assists the Board of Directors by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. The science and technology committee assists the Board of Directors by overseeing and evaluating programs and risks associated with research and development activities, including clinical trials sponsored by the Company. In addition, the Board of Directors receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee, nominating and corporate governance committee, and science and technology committee, and other corporate governance information are available in the "Corporate Governance" section of the "Investors" page of our website located at www.evelobio.com, or by writing to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139.

Justice, Equity, Diversity and Inclusion

We believe that creating a just, equitable, diverse, and inclusive culture is critical to attracting, motivating and retaining the talent to deliver on our mission of providing affordable healthcare to people across the globe, and moreover an integral element of responsible corporate stewardship. Our nominating and corporate governance committee engages with management and our human resources department on matters such as employee development, corporate culture and engagement, as well as justice, equality, diversity and inclusion, or JEDI, initiatives.

In 2021, we re-organized our existing efforts by creating our formal JEDI working group, which is dedicated to advancing key JEDI initiatives and educating our broader employee base about JEDI subjects more generally. Our leadership team champions these efforts. Employees from across our business platform, including from senior management and other leadership positions, comprise the active sitting members of our JEDI working group. Current JEDI initiatives include empowering our employee resource groups, conducting employee surveys regarding past and current experiences and backgrounds, introducing new learning and development opportunities, strengthening our talent acquisition strategies, and formulating new approaches to further improve outreach to diverse candidate sources.

As of December 31, 2021, approximately 50% of our workforce was born outside of North America, and our employees came from over 20 countries around the world. As of the Record Date, our Board of Directors included three directors who self-identified as non-white, two directors who self-identified as female, and one director who self-identified as a member of the LGBTQ+ community. We believe our company should be as diverse as the world around us, and we are committed to contributing to diverse representation in biotech. See also "Proposal 1 Election of Directors - Board Diversity".

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions. A copy of our Code of Conduct is available under the "Corporate Governance" section of the "Investors" page of our website located at www.evelobio.com, or by writing to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139.

We intend to make any legally required disclosures regarding amendments to, or waivers from, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K. We also intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and/or the Nasdaq rules.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Stockholder Communications with Our Board of Directors

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of our Secretary at Evelo Biosciences, Inc., 620 Memorial Drive, Cambridge, Massachusetts 02139. Our Secretary will forward the communication to the appropriate director or directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the "Summary Compensation Table" below. As an "emerging growth company", as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies. In 2021, our "named executive officers" and their positions were as follows:

•Balkrishan (Simba) Gill, Ph.D., Chief Executive Officer, President and Director;
•Luca Scavo, Chief Financial Officer, Senior Vice President and Treasurer; and
•Jonathan Zung, Ph.D., Chief Development Officer.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)	Total ($)
Balkrishan (Simba) Gill, Ph.D.	2021	575,000	—	—	3,372,930	268,813	509(5)	4,217,252
Chief Executive Officer	2020	560,000	—	—	1,208,125	400,400	—	2,168,525

Luca Scavo	2021	415,000	50,000	64,721	3,184,290	82,250	98,512(6)	3,894,773
Chief Financial Officer

Jonathan Zung, Ph.D.	2021	415,000	110,000	166,500	3,679,560	141,100	47,177(7)	4,559,336
Chief Development Officer

(1)Amounts reported represent one-time, cash sign-on bonuses paid following commencement of employment.
(2)Amounts represent the full grant-date fair value of restricted stock units granted during 2021. The value of restricted stock units granted are based on the closing share price on the day of grant. We provide information regarding restricted stock units in Note 12 to our audited consolidated financial statements filed in our 2021 Form 10-K. Refer to “- Narrative Disclosure to Summary Compensation Table - Equity Compensation” below for additional information.
(3)Amounts represent the full grant-date fair value of stock options granted during 2021 and 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of the stock options in Note 12 to our audited consolidated financial statements filed in our 2021 Form 10-K. Refer to “- Narrative Disclosure to Summary Compensation Table - Equity Compensation” below for additional information.
(4)Amounts reported represent annual bonuses paid based upon the achievement of our corporate objectives for 2021 and 2020. Refer to “- Narrative Disclosure to Summary Compensation Table - 2021 Performance Bonuses” below for additional information.
(5)Amount reported represents taxable reimbursement for Massachusetts family leave taxes.
(6)Amount reported represents $52,778 of consulting income earned prior to the commencement of Mr. Scavo's employment with the Company, $43,574 of temporary housing allowance, $1,620 of commuter allowance, and $540 taxable reimbursement for Massachusetts family leave taxes.
(7)Amount reported represents $42,678 of temporary housing allowance, $499 of commuter allowance, and $4,000 401(k) employer match contribution.

Narrative Disclosure to 2021 Summary Compensation Table

2021 Salaries

We pay our named executive officers a base salary to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role and responsibilities. Base salaries for our named executive officers generally have been set at levels deemed necessary to attract and retain the named executive officers and originally were established in each named executive officer’s employment agreement or offer letter.

The base salaries for our named executive officers for 2021 were as follows: Dr. Gill: $575,000; Mr. Scavo: $415,000; and Dr. Zung: $415,000.

2021 Performance Bonuses

We offer our named executive officers the opportunity to earn annual performance bonuses to compensate them for attaining short-term company goals established by our Board of Directors. Our Board of Directors generally determines the amount of any annual performance bonus payment by multiplying the level of achievement of the applicable performance criteria by the named executive officer’s target bonus percentage and the named executive officer’s annual base salary earned for the year. As a result, the actual bonus earned by a named executive officer could be more or less than the named executive officer’s target bonus amount. However, the maximum performance bonus attainable generally may not exceed 200% of the target bonus amount. In addition, the Board of Directors retains discretion to adjust the bonus amounts upward or downward based on any factors that it determines are relevant. For 2021, performance bonuses were based on attaining corporate goals relating to the overall business, including the advancement of product candidates into or through clinical trials, discovery of new product candidates and formulations, and securing manufacturing capacity.

The 2021 target bonus amounts for our named executive officers, expressed as percentages of their respective annual base salaries, were 55% for Dr. Gill, 40% for Mr. Scavo, and 40% Dr. Zung. The actual cash bonuses earned by our named executive officers for 2021 performance were calculated using their respective target bonus percentages and a corporate performance multiplier of 85%, and are set forth in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation".

Equity Compensation

We generally offer stock options and/or restricted stock units to our named executive officers as the long-term incentive component of our compensation program. Stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value on the date of grant. Our stock options generally vest over four years, subject to continued service. Historically, our employee stock options have been intended to qualify as "incentive stock options" to the extent permitted under the United States Internal Revenue Code of 1986, as amended, and prior to our initial public offering, have sometimes allowed "early exercise" of the unvested portion in exchange for shares of restricted stock subject to the same vesting schedule as the underlying stock option. Restricted stock units allow our employees to receive shares of our common stock on one or more specified vesting dates, such shares having the then-current market value on the applicable vesting date. Our restricted stock units generally vest over periods varying from one to four years, subject to continued service.

In January 2021, we granted Dr. Gill a stock option award to purchase 275,000 shares of our common stock at an exercise price of $16.65 per share, which was the closing price of our common stock on the date of grant. Subject to Dr. Gill's continued service, the stock option vests in 48 substantially equal monthly installments over four years and was issued under our 2018 Incentive Award Plan (the “2018 Plan”).

In June 2021, we granted Mr. Scavo equity awards comprised of: (i) a stock option to purchase 300,000 shares of our common stock at an exercise price of $14.24 per share, which was the closing price of our common stock on the date of grant, and (ii) 4,545 restricted stock units. Subject to Mr. Scavo's continued service, the stock option vests as to 25% of the shares underlying the option on June 1, 2022 (the first anniversary of Mr. Scavo's employment commencement date), and as to the remainder, in 36 substantially equal monthly installments thereafter. Subject to Mr. Scavo's continued service, the restricted stock units vest in full on June 1, 2024 (the third anniversary of Mr. Scavo's employment commencement date). Both equity awards were issued under our 2021 Employment Inducement Award Plan.

In January 2021, we granted Dr. Zung equity awards comprised of: (i) a stock option to purchase 300,000 shares of our common stock at an exercise price of $16.65 per share, which was the closing price of our common stock on the date of grant, and (ii) 10,000 restricted stock units. Subject to Dr. Zung's continued service, the stock option vests as to 25% of the shares underlying the option on January 4, 2022 (the first anniversary of Dr. Zung's employment commencement date), and as to the remainder, in 36 substantially equal monthly installments thereafter. Subject to Dr. Zung's continued service, the restricted stock units vest in full on January 27, 2024 (the third anniversary of the grant date). Both equity awards were issued under our 2018 Plan.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) retirement savings plan for our U.S. employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as our full-time employees generally. We make employer matching contributions to the 401(k) plan equal to 50% of employee contributions up to a maximum of 6% of eligible compensation or $4,000 per year, whichever is less. All matching contributions vest in full upon the completion of one year of service with us. Dr. Gill and Mr. Scavo each elected not to participate in the 401(k) plan during 2021. Dr. Zung did participate in the 401(k) plan during 2021.

Employee Benefits and Perquisites

All of our U.S. full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, medical and dependent care flexible spending accounts, commuter benefits, gym reimbursement, short-term and long-term disability insurance, and life insurance to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans.

Employment Arrangements

We have entered into an employment agreement with Dr. Gill that governs the terms and conditions of his employment with us. We have not entered into employment agreements with either Mr. Scavo or Dr. Zung; rather, each received an employment offer letter, the material terms of which have been disclosed herein. We maintain an executive severance plan, which provides for severance payments and benefits upon qualifying terminations of employment for certain employees, including Mr. Scavo and Dr. Zung. Certain key terms of these arrangements are described below.

Employment Agreement with Balkrishan (Simba) Gill, Ph.D.

We entered into an offer letter with Dr. Gill effective June 25, 2015, which was subsequently amended in connection with our initial public offering. Pursuant to the offer letter, as amended, if we terminate Dr. Gill’s employment other than for Cause or Dr. Gill resigns for Good Reason (as such capitalized terms are defined in the amended offer letter), Dr. Gill will be entitled to receive (a) payments equal to 12 months of his then-current annual base salary, payable in periodic installments over 12 months in accordance with our normal payroll practices, and (b) direct payment of or reimbursement for a portion of his COBRA premiums at our normal rate of contribution for employees for up to 12 months. If the employment termination occurs on the date of or within 12 months following a Change in Control (as defined in the 2018 Plan), Dr. Gill will instead be entitled to receive (a) payments equal to 18 months of his then-current annual base salary plus 150% of his target annual bonus amount, payable in periodic installments over 18 months in accordance with our normal payroll practices, (b) direct payment of or reimbursement for a portion of his COBRA premiums at the Company’s normal rate of contribution for employees for up to 18 months and (c) immediate vesting of all unvested equity or equity-based awards under any of our equity compensation plans that vest solely based upon the passage of time. Dr. Gill’s right to receive severance payments and benefits remains subject to his execution and non-revocation of a release of claims and his compliance with certain confidentiality obligations and restrictive covenants.

Evelo Biosciences, Inc. Executive Severance Plan

Our Board of Directors adopted the Executive Severance Plan, effective upon the consummation of the initial public offering in May 2018, and amended it in December 2019 (as amended, the “Severance Plan”). Each of Mr. Scavo and Dr. Zung was a participant in the Severance Plan during 2021. Under the Severance Plan, in the event of Mr. Scavo's or Dr. Zung's respective termination of employment without Cause or resignation for Good Reason (as such capitalized terms are defined in the Severance Plan), each will be entitled to receive (a) payments equal to nine months of his then-current annual base salary, payable in periodic installments over nine months in accordance with our normal payroll practices, and (b) direct payment of or reimbursement for a portion of his COBRA premiums at our normal rate of contribution for employees for nine months. If the employment termination occurs on the date of or within 12 months following a Change in Control (as defined in the 2018 Plan), Mr. Scavo or Dr. Zung, as applicable, will each instead be entitled to receive (a) payments equal to 12 months of his then-current annual base salary plus 100% of his target annual bonus amount, payable in periodic installments over 12 months in accordance with our normal payroll practices, (b) direct payment of or reimbursement for a portion of his COBRA premiums at our normal rate of contribution for employees for 12 months and (c) immediate vesting of all unvested equity or equity-based awards under any of our equity compensation plans that vest solely based upon the passage of time. The right to receive severance payments and benefits is subject to Mr. Scavo's and Dr. Zung's, as applicable, execution and non-revocation of a release of claims and compliance with certain confidentiality obligations and restrictive covenants. Our Board of Directors has reserved the right to modify or terminate the Severance Plan at any time, except that no modification or termination may affect the rights of an employee to claim benefits under the Severance Plan for a termination of employment occurring prior to the date of the modification or termination and the Severance Plan may not be amended or modified during the 12 months following a Change in Control in a way that adversely affects a participant’s rights.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers that were outstanding as of December 31, 2021.

		Option Awards						Stock Awards
Name and Principal Position	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Balkrishan (Simba) Gill, Ph.D.	7/1/2015	245,854	—		—	0.49	11/4/2025	—		—
Chief Executive Officer	7/1/2016	596,959	—		—	1.14	10/4/2026	—		—
	7/1/2017	183,868	—	(2)	—	3.96	12/14/2027	—		—
	3/21/2018	126,408	8,428	(2)	—	10.48	4/3/2028	—		—
	4/4/2018	—	144,643	(3)	—	10.48	4/3/2028	—		—
	5/8/2018	127,635	18,234	(2)	—	16.00	5/8/2028	—		—
	1/14/2019	151,250	68,750	(2)	—	13.71	1/14/2029	—		—
	1/28/2020	119,791	130,209	(4)	—	7.06	1/27/2030	—		—
	1/27/2021	63,019	211,981	(4)	—	16.65	1/26/2031	—		—

Luca Scavo	6/1/2021	—	300,000	(5)	—	14.24	5/31/2031	—		—
Chief Financial Officer	6/1/2021	—	—		—	—	—	4,545	(6)	$27,588

Jonathan Zung, Ph.D.	1/4/2021	—	300,000	(5)	—	16.65	1/26/2031	—		—
Chief Development Officer	1/27/2021	—	—		—	—	—	10,000	(7)	$60,700

(1)The market value of unvested restricted stock units as of December 31, 2021 is based on fair market value of the Company's stock as listed on the Nasdaq Global Select Market of $6.07 per share.
(2)The stock option vests over four years with 25% vesting on the first anniversary of the vesting start date indicated and the remainder vesting thereafter in equal quarterly installments.
(3)The stock option vests in two equal installments on March 21, 2022 and March 21, 2023.
(4)The stock option vests in forty-eight substantially equal installments at the end of each monthly anniversary of the date of grant.
(5)The stock option vests over four years with 25% vesting on the first anniversary of the vesting start date indicated and the remainder vesting thereafter in thirty-six (36) substantially equal monthly installments.
(6)Restricted stock units vest in full on June 1, 2024.
(7)Restricted stock units vest in full on January 27, 2024.

Director Compensation

Directors who are also our employees do not receive additional compensation for their service as directors. We maintain a compensation program for our non-employee directors, which was initially adopted in connection with our initial public offering in 2018 and subsequently amended, most recently in March 2022. Under this program as in effect through June 8, 2021, each non-employee director received the following amounts for their services on our Board of Directors:

•an option to purchase 31,380 shares of our common stock upon the director’s initial election or appointment to our Board of Directors (an "Initial Option"),
•if the director served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and continued to serve immediately following such meeting, an option to purchase 15,690 shares of our common stock on the date of the annual meeting (an "Annual Option"),

•an annual director fee of $35,000, and
•if the director served on a committee of our Board of Directors or in the other capacities stated below, an additional annual fee as follows:

▪chair of the Board of Directors or lead independent director, $30,000,
▪chair of the audit committee, $15,000,
▪audit committee member other than the chair, $7,500,
▪chair of the compensation committee, $10,000,
▪compensation committee member other than the chair, $5,000,
▪chair of the nominating and corporate governance committee, $8,000,
▪nominating and corporate governance committee member other than the chair, $4,000,
▪chair of the science and technology committee, $8,000, and
▪science and technology committee member other than the chair, $4,000.

Effective from June 9, 2021 to March 31, 2022, our Board of Directors amended our non-employee director compensation program as follows:

•the number of shares subject to each Initial Option was increased to 35,000 shares,
•the number of shares subject to each Annual Option was increased to 17,500 shares, and
•the annual director fee was increased to $40,000.

Effective April 1, 2022, our Board of Directors further amended our non-employee director compensation program as follows:

•the number of shares subject to each Initial Option was increased to 40,000 shares,
•the number of shares subject to each Annual Option was increased to 20,000 shares and an additional Annual Option covering 30,000 shares of our common stock was approved for the chair of the Board of Directors or lead independent director, and
•the annual fee payable to the chair of the Board of Directors or lead independent director was increased to $35,000.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and will expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment will vest in 36 equal monthly installments following the date of grant, subject to continued service on each applicable vesting date. The stock options granted annually to directors will vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant, subject to continued service on such date. In addition, all unvested stock options will vest in full upon the occurrence of a Change in Control (as defined in the 2018 Plan).

Director fees under the program are payable in arrears in four equal quarterly installments not later than the 15th day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board of Directors or a committee.

In connection with his appointment as the Chair of our Board of Directors, we entered into a letter agreement with Mr. Epstein (the "Letter Agreement") effective September 16, 2019. The Letter Agreement was amended on October 14, 2020 and again on April 9, 2021. In accordance with the terms of the Letter Agreement, Mr. Epstein was granted an option to purchase 75,000 shares of our common stock, which award vests in 36 equal monthly installments subject to his continued provision of services to the Company as the Chair of our Board of Directors on the applicable vesting date. Under the Letter Agreement as amended on October 14, 2020, Mr. Epstein is entitled to receive (i) an annual equity award on each anniversary of his appointment as the Chair of our Board of Directors in the form of an option to purchase shares of our common stock having an aggregate grant date fair value equal to approximately $225,000, as determined by our Board of Directors in its discretion based on customary option pricing methodologies, which award vests in 12 substantially equal monthly installments following the grant date, subject to his continued service as the Chair of our Board of Directors on the applicable vesting date, and (ii) an aggregate annual cash retainer of $150,000 for his service as Chair of our Board of Directors and on any committees of our Board of Directors (whether as a member or the chair of any such committees). Under the Letter Agreement as amended on April 9, 2021, effective on June 30, 2021, Mr. Epstein is entitled to receive restricted stock units having an aggregate grant date fair value of approximately $375,000, as determined by our Board of Directors in its discretion based on a ten-day trailing average of the closing price of our common stock on the Nasdaq Global Select Market, as his sole compensation for serving as the Chair of our Board of Directors. The restricted stock units will vest in 12 substantially equal monthly installments following June 30, 2021, such that the restricted stock units shall be fully vested on June 30, 2022, subject to his continued service as the Chair of our Board of Directors on the applicable vesting date. All of the foregoing options and restricted stock units, to the extent then outstanding, will be subject to accelerated vesting upon the occurrence of a Change in Control (as defined in the 2018 Plan). The compensation provided under the Letter Agreement is in lieu of, and not in addition to, the compensation provided under our non-employee director compensation program, and Mr. Epstein is not entitled to receive any cash or equity compensation provided pursuant to our non-employee director compensation program while receiving the compensation described in the Letter Agreement.

The Company also entered into a separate consulting agreement with Mr. Epstein (the “Consulting Agreement”) effective September 16, 2019 pursuant to which Mr. Epstein provides strategic advisory and other consulting services to the Company. The Consulting Agreement is terminable by either party upon 30 days’ prior written notice. The Consulting Agreement was amended on October 14, 2020 and again on April 9, 2021, and now has a term that is scheduled to end on June 30, 2022. In accordance with the terms of the Consulting Agreement, Mr. Epstein was granted an option to purchase 75,000 shares of the Company’s common stock, which award vests in 36 equal monthly installments subject to his continued provision of consulting services to the Company pursuant to the Consulting Agreement on the applicable vesting date. Under the Consulting Agreement as amended on October 14, 2020, Mr. Epstein also is entitled to receive (i) an annual equity award on each anniversary of the effective date of the Consulting Agreement in the form of an option to purchase shares of the Company’s common stock having an aggregate grant date fair market value equal to approximately $225,000, as determined by our Board of Directors in its discretion based on customary option pricing methodologies, which award vests in 12 substantially equal monthly installments following the grant date, subject to his continued provision of consulting services to the Company pursuant to the Consulting Agreement on the applicable vesting date, and (ii) an aggregate annual cash consulting fee of $300,000 for his consulting services. In the event the Consulting Agreement is renewed for a term of less than one year, the aggregate grant date fair value of the corresponding annual equity award and the resulting number of shares of the Company’s common stock purchasable under such annual equity award and the vesting schedule shall be adjusted proportionately to the length of the renewal term. Under the Consulting Agreement as amended on April 9, 2021, effective on June 30, 2021, Mr. Epstein is entitled to receive restricted stock units having an aggregate grant date fair value of approximately $525,000, as determined by our Board of Directors in its discretion based on a ten-day trailing average of the closing price of our common stock on the Nasdaq Global Select Market, as his sole compensation for the provision of consulting services to the Company. The restricted stock units will vest in 12 substantially equal monthly installments following June 30, 2021, such that the restricted stock units shall be fully vested on June 30, 2022, subject to his continued provision of consulting services to the Company pursuant to the Consulting Agreement on the applicable vesting date. All of the foregoing options and restricted stock units, to the extent then outstanding, will be subject to accelerated vesting upon the occurrence of a Change in Control (as defined in the 2018 Plan).

2021 Director Compensation Table

The following table sets forth in summary form information concerning the compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2021:

	Fees earned or paid in cash		Stock awards		Option awards	All other compensation		Total
Name(1)	($)		($)		($)(2)	($)		($)
Juan Andres	47,958		—		182,942	—		230,900
Lord Ara Darzi	49,417		—		182,942	—		232,359
David R. Epstein	75,000	(3)	812,158	(4)	—	150,000	(5)	1,037,158
Jose-Carlos Gutiérrez-Ramos, Ph.D.	—		—		—	—		—
John Hohneker, M.D.	43,841		—		384,882	—		428,723
Julie McHugh	39,669		—		230,075	8,750	(6)	278,494
Iain B. McInnes, M.B.Ch.B., Ph.D.	15,867		—		286,318	—		302,185
Theodose Melas-Kyriazi	57,917		—		182,942	—		240,859
David P. Perry	50,283		—		183,486	—		233,769
Nancy A. Simonian, M.D.(7)	21,056		—		—	—		21,056
Tonya Williams	—		—		—	—		—

(1)As an employee of the Company, Dr. Gill does not receive any additional compensation for his service as a director. Compensation received for his service as our President and Chief Executive Officer is set forth in the 2021 Summary Compensation Table above. Dr. Gutiérrez-Ramos and Ms. Williams each joined the Board of Directors on April 1, 2022 and did not receive compensation in 2021.
(2)Amounts represent the full grant date fair value of the stock options granted during 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option awards made to directors in Note 12 to our audited consolidated financial statements filed in our 2021 Form 10-K.

(3)Amount represents income earned by Mr. Epstein in 2021 for his service as Chair on the Board of Directors pursuant to the Letter Agreement as amended on October 14, 2020, prior to its further amendment.
(4)Amount represents the grant date fair value of restricted stock units awarded to Mr. Epstein pursuant to the Letter Agreement and the Consulting Agreement, each as amended on April 9, 2021. We provide information regarding restricted stock units in Note 12 to our audited consolidated financial statements filed in our 2021 Form 10-K. We provide further information regarding Mr. Epstein's compensation arrangements in Note 15 to our audited consolidated financial statements filed in our 2021 Form 10-K and in "- Director Compensation" above.
(5)Amount represents consulting income earned by Mr. Epstein in 2021 pursuant to the Consulting Agreement, as amended on October 14, 2020, prior to its further amendment.
(6)Amount represents consulting income earned by Ms. McHugh in 2021 prior to her joining the Board of Directors.
(7)Dr. Simonian resigned as a member of the Board of Directors on June 10, 2021.

The table below shows the aggregate number of shares subject to option awards (exercisable and unexercisable) held by each non-employee director as of December 31, 2021.

Name(1)	Shares Subject to Options Outstanding at Year-End (#)
Juan Andres	64,570
Lord Ara Darzi	112,621
David R. Epstein	367,891
Jose-Carlos Gutiérrez-Ramos, Ph.D.	—
John Hohneker, M.D.	31,380
Julie H. McHugh	43,148
Iain B. McInnes, M.B.Ch.B., Ph.D.	35,000
Theodose Melas-Kyriazi	105,266
David P. Perry	120,423
Nancy A. Simonian, M.D.(2)	—
Tonya Williams	—
(1)Dr. Gutiérrez-Ramos and Ms. Williams each joined the Board of Directors on April 1, 2022 and did not hold any options as of December 31, 2021.
(2)Dr. Simonian resigned as a member of the Board of Directors on June 10, 2021 and did not hold any options as of December 31, 2021.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of April 12, 2022, the Record Date, by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our directors (which includes all nominees); (iii) each of our named executive officers for 2021; and (iv) all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 53,654,933 shares of our common stock outstanding as of the Record Date. Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Evelo Biosciences, Inc., 620 Memorial Drive, Cambridge, Massachusetts 02139.

	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Entities affiliated with Flagship Pioneering (1)	23,030,069	42.9%
Entities affiliated with FMR LLC (2)	8,018,922	14.9%
Credit Suisse AG (3)	3,566,487	6.6%
Entities affiliated with HarbourVest Partners (4)	3,063,505	5.7%
DNCA Finance S.C.S. (5)	2,688,074	5.0%
Directors and Named Executive Officers:
Balkrishan (Simba) Gill, Ph.D. (6)	1,859,566	3.5%
Luca Scavo (7)	80,000	*
Jonathan Zung, Ph.D. (8)	115,830	*
Juan Andres (9)	59,340	*
Lord Ara Darzi (10)	112,621	*
David R. Epstein (11)	423,105	*
Jose-Carlos Gutiérrez-Ramos, Ph.D. (12)	12,222	*
John A. Hohneker, M.D. (13)	13,946	*
Julie H. McHugh (14)	23,971	*
Iain B. McInnes, M.B.Ch.B., Ph.D. (15)	8,750	*
Theodose Melas-Kyriazi (16)	105,266	*
David P. Perry (17)	120,423	*
Tonya Williams (18)	2,222	*
All executive officers and directors as a group (17 persons) (19)	4,397,590	8.2%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)Based on a Schedule 13D/A filed with the SEC on February 4, 2021 and other information known to us, Flagship VentureLabs IV LLC ("VentureLabs IV"), Flagship Ventures Fund IV, L.P. ("Flagship Fund IV"), and Flagship Ventures Fund IV-Rx, L.P. ("Flagship Fund VI-Rx”, and together with VentureLabs IV and Flagship Fund IV, the "Flagship IV Funds") directly hold 684,372 shares, 3,207,312 shares and 791,529 shares of common stock, respectively. Flagship VentureLabs V LLC ("VentureLabs V"), Flagship Ventures Fund V, L.P. ("Flagship Fund V"), Flagship V VentureLabs Rx Fund, L.P. ("VentureLabs Rx V"), Nutritional Health Side Fund, L.P. ("Nutritional Health Side Fund"), and Nutritional Health Disruptive Innovation Fund, L.P. ("Nutritional Innovation Fund", and together with VentureLabs V, Flagship Fund V, VentureLabs Rx V, Nutritional Health Side Fund, the "Flagship V Funds") directly hold 2,645,637 shares, 4,201,284 shares, 1,609,871 shares, 795,950 shares and 3,598,177 shares of common stock, respectively. Flagship Ventures Opportunities Fund I, L.P. ("Flagship Opportunities I", and together with the Flagship IV Funds and the Flagship V Funds, the "Flagship Funds") directly holds 4,125,461 shares of common stock. Flagship Fund IV, is a member of VentureLabs IV and also serves as its manager. Flagship Ventures Fund IV General Partner LLC ("Flagship Fund IV GP") is the general partner of Flagship Fund IV and Flagship Fund IV-Rx. Flagship Fund V is a member of VentureLabs V. Flagship VentureLabs V Manager LLC ("VentureLabs V Manager") is the manager of VentureLabs V. Flagship Pioneering, Inc. (“Flagship Pioneering”) is the manager of VentureLabs V Manager. Flagship Ventures Fund V General Partner LLC ("Flagship Fund V GP"), is the general partner of Nutritional Innovation Fund, Flagship Fund V, VentureLabs Rx V and Nutritional Health Side Fund. Flagship Ventures Opportunities Fund I General Partner LLC ("Flagship Opportunities GP" and together with VentureLabs V Manager, Flagship Fund IV GP, Flagship Pioneering, and Flagship Fund V GP, the “Flagship General Partners”), is the general partner of Flagship Opportunities I. Noubar B. Afeyan, Ph.D. is the managing member of Flagship Fund IV GP, Flagship Fund V GP, Flagship Opportunities GP, and the sole director of Flagship Pioneering and may be deemed to beneficially own the shares held directly by the Flagship Funds. None of the Flagship General Partners and Dr. Afeyan directly own any of the shares held by the Flagship Funds. The principal business address of each of the Flagship Funds, the Flagship General Partners, and Dr. Afeyan is 55 Cambridge Parkway, Suite 800E, Cambridge, MA 02142.
(2)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 (the “FMR Schedule 13G/A”). Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”), advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. Based solely on the FMR Schedule 13G/A, FMR LLC has sole voting power over 3,079,668 shares of common stock and sole dispositive power over 8,018,992 shares of common stock, and Abigail P. Johnson has sole dispositive power over 8,018,992 shares of common stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)Based solely on a Schedule 13G filed with the SEC on February 14, 2022, Credit Suisse AG has shared voting and dispositive power over 3,566,487 shares. The principal business address of Credit Suisse AG is Paradeplatz 8, V8 CH 8001, Zurich, Switzerland.
(4)Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, each of HarbourVest Partners L.P., HarbourVest Partners, LLC (“HarbourVest”) and HVST-TOPE LLC have shared voting and dispositive power over 3,063,505 shares of common stock, and SMRS-TOPE LLC has sole voting and dispositive power over 3,063,505 shares of common stock. Consists of shares of common stock owned directly by SMRS-TOPE LLC. HarbourVest is the General Partner of HarbourVest Partners L.P., which is the Manager of HVST-TOPE LLC, which is the Managing Member of SMRS-TOPE LLC. Each of HarbourVest, HarbourVest Partners L.P. and HVST-TOPE LLC may be deemed to have a beneficial interest in the shares held by SMRS-TOPE LLC. Voting and investment power over the securities owned directly by SMRS-TOPE LLC is exercised by the Investment Committee of HarbourVest. Each of HarbourVest, HarbourVest Partners L.P. and HVST-TOPE LLC and the members of the HarbourVest Investment Committee disclaim beneficial ownership of the shares held directly by SMRS-TOPE LLC. The principal business office of each of the foregoing entities is One Financial Center, Boston, MA 02110.
(5)Based solely on a Schedule 13D filed with the SEC on December 28, 2021, DNCA Finance S.C.S. has shared voting and dispositive power over 2,688,074 shares. The principal business address of DNCA Finance S.C.S. is 60 Avenue J.F. Kennedy L-1855 Luxembourg, Grand Duchy of Luxembourg.
(6)Includes 1,820,954 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(7)Consists solely of 80,000 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(8)Consists solely of 115,830 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(9)Consists solely of 59,340 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(10)Consists solely of 112,621 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(11)Includes 361,074 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(12)Includes 2,222 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(13)Consists solely of 13,946 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(14)Consists solely of 23,971 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(15)Consists solely of 8,750 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(16)Consists solely of 105,266 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(17)Consists solely of 120,423 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(18)Consists solely of 2,222 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.
(19)Includes 4,065,055 shares of common stock issuable upon the exercise of stock options within 60 days of April 12, 2022.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Stock Market. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to specified exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 (or such other amount as applicable while we remain a smaller reporting company) and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Certain Related Person Transactions

Investors’ Rights Agreement

We entered into a fourth amended and restated investors’ rights agreement in February 2018 as amended in April 2018, with the holders of our preferred stock, including entities with which certain of our directors are affiliated. The agreement provides for certain rights relating to the registration of such holders’ common stock, including shares issuable upon conversion of preferred stock, and a right of first refusal to purchase future securities sold by us. Certain provisions of the investors' rights agreement terminated upon the closing of the IPO. The registration rights terminate upon the earlier of May 8, 2025 and the closing of a deemed liquidation event, as defined in the investors’ rights agreement, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder’s registrable securities in a three-month period without restriction under Rule 144 under the Securities Act.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, may require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Weatherden Ltd. Agreement

In September 2018, we entered into a master consultancy services agreement with Weatherden Ltd. for clinical advisory and operations support services. Weatherden Ltd. is an affiliate of Dr. Duncan McHale, one of our executive officers. During the years ended December 31, 2021 and 2020, the Company paid Weatherden Ltd. $0.3 million and $0.6 million, respectively. As of March 31, 2022, the amount due to Weatherden Ltd. was less than $0.1 million.

Epstein Consulting Agreement

We entered into a consulting agreement with Mr. Epstein, the current Chairman of our Board of Directors, in September 2019, which was subsequently amended in October 2020 and April 2021 (as amended, the “Consulting Agreement”), pursuant to which Mr. Epstein provides strategic advisory and other consulting services to us. Certain key terms of the Consulting Agreement are described in “Executive Officer and Director Compensation — Director Compensation” above.

Ring Therapeutics, Inc. Sublease

In June 2018, the Company entered into a sublease with Ring Therapeutics, Inc., which is an affiliate of Flagship Pioneering, which beneficially owns more than 5% of our capital stock. Under the terms of the sublease, the Company invoiced Ring Therapeutics, Inc. for an aggregate $0.9 million in rent payments during the period from July 2018 through April 2020, the sublease expiration date, plus related taxes and lease operating costs. There was no sublease rental income for the year ended

December 31, 2021. For additional information, see Note 4 to our audited consolidated financial statements filed in our 2021 Form 10-K.

June 2020 Follow-On Offering

In June 2020, we completed an underwritten follow-on offering in which we issued and sold an aggregate of 13,800,000 shares of our common stock at a public offering price of $3.75 per share, generating net proceeds of $48.4 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The following table sets forth the aggregate number of shares of our common stock acquired in the offering by holders of more than 5% of our common stock.

Participants	Shares of Common Stock	Aggregate Value
Holders of More than 5% (1)
Entities affiliated with Flagship Pioneering	4,666,666	$17,499,998
Entities affiliated with FMR LLC	1,466,666	$5,499,998
Entities affiliated with Harbour Vest Partners	1,300,000	$4,875,000

(1)    Additional details regarding these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

February 2021 Follow-On Offering

In February 2021, we completed an underwritten follow-on offering in which we issued and sold an aggregate of 5,175,000 shares of our common stock at a public offering price of $15.00 per share, generating net proceeds of $73.0 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The following table sets forth the aggregate number of shares of our common stock acquired in the offering by holders of more than 5% of our common stock.

Participants	Shares of Common Stock	Aggregate Value
Holders of More than 5% (1)
DNCA Finance S.C.S.	200,000	$3,000,000
Entities affiliated with Flagship Pioneering	130,000	$1,950,000
Entities affiliated with FMR LLC	809,800	$12,147,000
Entities affiliated with HarbourVest Partners	800,000	$12,000,000

(1)    Additional details regarding these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 620 Memorial Drive, Cambridge, MA 02139 in writing not later than December 27, 2022.

Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. Our By-laws require, among other things, that our Secretary receive written notice from a stockholder of record of their intent to present such a proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on February 9, 2023 and no later than the close of business on March 11, 2023. The notice must contain the information required by our By-laws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after June 9, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the

2023 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. In addition to satisfying the foregoing requirements under the By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

We intend to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Meeting. Stockholders may obtain our proxy statements (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding", provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2021 ANNUAL REPORT

Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder of record on April 12, 2022, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to our Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Evelo Biosciences, Inc., attn: Secretary, 620 Memorial Drive, Cambridge, MA 02139 or by electronic mail at dchar@evelobio.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Daniel S. Char
Daniel S. Char
General Counsel and Secretary
Cambridge, Massachusetts
April 26, 2022

EVELO

EVELO BIOSCIENCES, INC.
620 MEMORIAL DRIVE
CAMBRIDGE, MA 02139

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EVLO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73842-P71845 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVELO BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of three Class I directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jose-Carlos Gutiérrez-Ramos, Ph.D.
02) Iain B. McInnes, Ph.D.
03) Theodose Melas-Kyriazi

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D73843-P71845

EVELO BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 9, 2022 3:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Balkrishan "Simba" Gill and Daniel S. Char, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVELO BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM Eastern Time on June 9, 2022, via live webcast at www.virtualshareholdermeeting.com/EVLO2022, and any adjournment or postponement thereof with all powers which the undersigned would possess if present at the meeting.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side